UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 25, 2005

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (808) 543-5662

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Board of Hawaiian Electric Industries, Inc. (HEI) approved, at its meeting on January 25, 2005, a number of changes to directors’ compensation for HEI and its core operating subsidiaries, Hawaiian Electric Company, Inc. (HECO), and American Savings Bank, FSB (ASB), effective April 1, 2005; these changes are noted below in parenthesis. Except for the changes noted, the director compensation remains the same. The changes were based on the recommendation of the Compensation Committee’s consultant, Towers Perrin. Only nonemployee directors are compensated for their service as directors.

HEI directors receive an annual cash retainer of $32,500 paid quarterly and an annual stock grant of 1,400 shares of HEI stock on May 1 of each year. In addition, new directors receive a one-time HEI Common Stock grant of 2,000 shares at the time of their election/appointment. The Lead Director receives an additional $10,000 per annum while the Chair of the HEI Audit Committee receives an additional $15,000 per annum and the Chairs of the HEI Compensation and Nominating & Corporate Governance Committees receive an additional $5,000 each per annum. The members of the HEI Audit Committee receive an additional $5,000 per annum. All cash compensation is paid quarterly.

In addition, HEI directors who sit on the board(s) of HECO and ASB also receive a retainer of $20,000 for each board position (previously $10,000 for each board position). Directors of HEI who also serve on subsidiary boards receive compensation of $4,000 per annum if they are members of that subsidiary company’s Audit Committee or $10,000 per annum (previously $5,000) if they serve as that subsidiary company’s Audit Committee Chair. All cash compensation is paid quarterly.

Directors of HEI who also serve on the advisory boards of Maui Electric Company, Limited and Hawaii Electric Light Company, Inc., both wholly-owned subsidiaries of HECO, receive compensation of $1,000 per meeting attended.

In addition to cash and stock compensation, directors of HEI are eligible to participate in the company’s health plan; however, the director is responsible for paying his or her own premium to the company. They also receive business travel insurance for travel associated with their responsibilities as directors of HEI or its subsidiary companies. In addition, HEI directors who also serve on the HECO board receive one-third off their monthly electric bill up to 825 kilowatthours per monthly billing cycle and HEI directors who also serve on the ASB board are eligible for preferential rate loans as allowed by the amended Federal Reserve Act and the first and second mortgage rate is based on ASB’s policy for employees and directors. Directors are able to defer their compensation pursuant to the terms of the Hawaiian Electric Industries, Inc. Nonemployee Deferred Compensation Plan, which has been filed with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)

/s/ Eric K. Yeaman
Eric K. Yeaman
Financial Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer of HEI)

Date: January 31, 2005

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